SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 30, 2010

EXPEDITE 5, INC.
 (Exact name of registrant as specified in Charter)

Delaware	000-52869	27-2617472
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

21 Arlington Street
London, United Kingdom SW1A 1RN
________________________
(Address of principal executive offices)

+44 20 7491 6414
________________________
(Registrant’s telephone number)

(Former name or former address, if changed since last report)

Copies to:
Gary S. Eaton, Esq.
Anslow + Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726
(732) 409-1212

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  This current report includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations.  These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions (“will,” “may,” “could,” “should,” etc.). Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Although forward-looking statements in this report reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements.  Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this current report.  We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation.  Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the SEC which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

In this Form 8-K, unless the context otherwise requires:

(a)	all references to “E5” refers to Expedite 5, Inc., a Delaware corporation.

(b)	all references to “ZHL” refers to Zattikka Holdings Ltd, a company registered in the British Virgin Islands.

(c)	all references to “Zattikka” refers to Zattikka Limited a company registered in England & Wales, that becomes a wholly-owned subsidiary of ZHL as part of this reconstruction.

(d)	all references to “we,’’ ‘‘us,’’ ‘‘our’’ and “the Company” refers collectively to E5 and its subsidiaries ZHL and Zattikka.

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.01	Completion of Acquisition or Disposition of Assets.
Item 3.02	Unregistered Sales of Equity Securities.
Item 4.01	Changes in registrant’s Certifying Accountant
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 5.06	Change in Shell Company Status.
Item 9.01	Financial Statements and Exhibits.

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Item 1.01 Entry Into A Material Definitive Agreement

ZHL was formed on April 28, 2010 under the laws of the Territory of the British Virgin Islands and was established to serve as the parent holding company of Zattikka. ZHL was originally created with an issued capital of 100 Ordinary shares of $1.00.  On June 22, 2010 the 100 issued ordinary shares of $1.00 par value were redesignated as $0.01 A Ordinary shares. On June 24, 2010 these shares were cancelled and replaced with 18,000 Ordinary A, 10,000 Ordinary B and 16,000 Ordinary C shares of $0.01 par value.

On June 24, 2010, ZHL entered into a share exchange agreement (the “Share Exchange Agreement”) with the shareholders of Zattikka, whereby ZHL acquired 18,000 Ordinary A, 10,000 Ordinary B and 16,000 Ordinary C shares of Zattikka in a one-for-one share exchange. This represented 100% of the issued share capital of Zattikka, and Zattikka became a wholly-owned subsidiary of ZHL as a result of this corporate reorganization.

On June 30, 2010, E5 entered into a share exchange agreement and consummated a share exchange with ZHL, and each of the shareholders of ZHL (the “ZHL Shareholders”).  Upon the closing of the Share Exchange on June 30, 2010 (the “Closing”), the ZHL Shareholders transferred all of their shares of common stock in ZHL to E5.  Each ZHL share was exchanged for 170 shares in E5, and as a result E5 issued to the ZHL Shareholders an aggregate of 7,480,000 shares of common stock (the “Common Stock”), $0.001 par value per share.   As a result of the Share Exchange, ZHL became a wholly-owned subsidiary of E5.

The Share Exchange Agreement contained customary terms and conditions for a transaction of this type, including representations, warranties and covenants, as well as provisions describing the process of exchanging the consideration and the effect of the Share Exchange.

This transaction is more fully described in Section 2.01 of this Current Report.

Item 2.01 Completion of Acquisition or Disposition of Assets

Closing of the Share Exchange Agreement

As described in Item 1.01 above, on June 30, 2010, E5 entered into a Share Exchange Agreement with ZHL and ZHL Shareholders.

At Closing, pursuant to the terms of the Share Exchange Agreement, the ZHL Shareholders transferred all of their issued Ordinary A, Ordinary B and Ordinary C shares in ZHL to E5 in exchange for an issuance to them of an aggregate of 7,480,000 newly-issued shares of Common Stock representing 56.43% of E5 Common Stock at Closing on June 30, 2010, resulting in ZHL becoming a wholly-owned subsidiary of E5.

Following the Share Exchange, the Officers and Directors, own an aggregate of 3,624,000 shares or 24.62% of E5 issued and outstanding Common Stock.

At this time, we intend to carry on the business built by Zattikka since September 2009 following its acquisition of certain assets of gimme5games.com as our sole line of business.  Zattikka has incurred significant expenditure on development of the gimme5games assets following the acquisition of those assets in September 2009. Our Company is a blend of videogame, internet platform/distribution and internet/mobile gaming talent targeting organic  growth enhanced by acquisition of development talent and creation of IP.

The Share Exchange of ZHL with E5 is being accounted for as a merger of a private company into a non-operating public shell i.e. “reverse merger” because the ZHL Shareholders now own a majority of the outstanding shares of E5 Common Stock immediately following the Share Exchange.  ZHL is deemed the accounting acquirer in the reverse merger.  Consequently, the assets and liabilities and the historical operations that are reflected in the financial statements prior to the Share Exchange are those of ZHL and its wholly-owned subsidiary Zattikka and are recorded at the historical cost basis of ZHL and Zattikka, and the consolidated financial statements after completion of the Share Exchange include E5 assets and liabilities and those of ZHL and Zattikka. E5 will continue as the legal registrant for regulatory purposes and continues to be a “smaller reporting company,” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act” ), following the Share Exchange.

The Registrant E5 was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) immediately before the completion of the Share Exchange Agreement.  Accordingly, pursuant to the requirements of Item 2.01(a)(f) of Form 8-K, set forth below is the information that would be required if E5 were filing a general form for registration of securities on Form 10 under the Exchange Act, reflecting E5’s Common Stock, which is the only class of its securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the Share Exchange, with such information reflecting E5 and its securities upon consummation of the Share Exchange.

Overview of Zattikka Holdings Ltd’s Business

Our Company competes in the online games business encompassing browser, social media, mobile, internet-enabled TV and distributed devices.  We believe our competitive thrust comes from creating a team of highly successful individuals from the world of video games, internet (commercial, financial and engineering) and mobile coupled with a seasoned knowledge of the licensing world and having access to highly placed individuals, within movie studios, TV, music and celebrity media.

The Company is leaning on original design and organic growth in its formative stages having secured the gimme5games.com catalogue of games via its acquisition of Zattikka, a London based developer and publisher of games. To further take advantage of this disruptive point in the industry, we expect the Company will evolve from organic to an acquisition and roll-up growth strategy in 2011 and beyond.

The Company considers this timing to be important due to a number of factors that are moving consumers away from traditional video games, itself an industry whose size eclipsed theatrical film/DVD and music several years ago. This is fuelled by an unparallel widening of the consumer demographic, proven monetization methods (virtual currency/micro transactions) and the gaming power harnessed in smartphones and tablets, and connection via the social networks such as Facebook, MySpace, and others.

The Company has developed an in-house technology, Rapide, which allows for rapid deployment of branded (demographic targeted) niche sites. It harnesses a shared core infrastructure, social integration, and viral mechanics to cross-promote games, sites and apps across all of our sites. Three Rapide implementations were released in June 2010: badhed.com, challengespot.com and worldcupofgames.com. We plan to create a user-customised micro site generation tool based on Rapide, which could be monetized by revenue share from these micro sites.

Our goal is to create a revered, iconoclastic and leading online and mobile games development, publishing and distribution company.

Our corporate office is based at 21 Arlington Street, London SW1A 1RN United Kingdom. Our phone number is +44 20 7491 6414.

General

Corporate History and Material acquisitions

E5 was incorporated in the State of Delaware on September 27, 2007 with plans to locate and negotiate with a business entity for the combination of that target company with E5. On June 30, 2010 we completed a Share Exchange Agreement whereby we acquired all of the issued and outstanding capital stock and ownership interests of ZHL. In exchange we issued 7,480,000 shares of our common stock to the ZHL Shareholders.

Zattikka become a 100% subsidiary of ZHL on June 24, 2010.   Zattikka was incorporated on September 29, 2007 and had an inception date of June 1, 2009.  On September 18, 2009, Zattikka acquired the assets of gimme5games.com which comprised a catalogue of 60 flash browser games, and licenses for a further 40.  Zattikka also acquired various software tools and technologies and a number of web domain names.  The total consideration for the assets consisted of $159,280 cash plus contingent consideration of up to $318,560 dependent on a set of traffic targets on gimme5games.com in the 15-month period following the acquisition.

The asset acquisition was funded by Zattikka issuing shares to various investors for an aggregate cash consideration of $1,178,732between September 18, 2009 and December 14, 2009. The Company plans to use the balance of the cash raised to develop an online games business based upon the assets acquired from gimme5games.com.

Material Contracts

We are diversified in the outsourced supply of work-for-hire development resources and developed games and our platform is agnostic in terms of the online distribution of its products. We therefore have no material contracts at this time and no dependence on one or a few major customers. However, we rely in varying degrees on the continuance of our working relationship with Apple, Mochi Media, Facebook, Android, Blackberry, Yahoo!, Nokia, Flash Game License and others in the sector.

Target Markets

As an online and mobile distributor of games directly or indirectly, our objective is to create a global reach. We currently distribute games by hosting on our own websites and on third-party websites, and by providing downloads for mobile handsets through application stores such as iTunes and the Android market.  Since the acquisition of the gimme5games.com catalogue of games, our browser and mobile applications (“Apps”) have been played by users across the world and our websites have received visitors from over 200 countries. However, our principal markets are, and we expect to remain, the United States and the United Kingdom, adapting products as we go forward for the Spanish speaking, French and German markets. We plan to sell some game rights in Japan.

Intellectual Property, Patent Licensing and Operations

We have developed a number of engines, routines and solutions to address the Company’s business goals although we believe, given the nature of the web, none are patentable, although some are trademark eligible.

We have a number of intellectual properties in development. Some are owned by the developer or an intellectual property owner where development of the games was outsourced to a third party. In such cases we will obtain licenses to commercialize the finished product.

Competition

In its broadest form the browser casual games business sector is six or seven years old and social gaming and Apps less than four years, which has opened up to a mass market by Facebook and Apple. In this short period the sector has accumulated significant investment for start ups and revenue-generating businesses globally and as such the market is extremely competitive with entrenched and cash-rich competition.

Changes in policy by Facebook and Apple over the last year have affected growth for some leaders in the sector but they remain formidable and are spreading through acquisition and procurement of business development skills.

Although corporate competition is strong and active, it is still possible that a game from a tiny development studio can quickly gain a global presence and have sales to match. Along with direct completion from online, browser, social gaming and app developers, the weakening of the video game business over the last three years will bring about a new layer of competition as those companies re-create themselves to compete in this market. We believe we are well positioned to take advantage of any fall out in the marketplace.

Revenue and Cost Model

Prime Revenue Sources

We monetize our products using the current techniques in the online and mobile games sector which include:

-	Sales of products through the Apple, Android, Blackberry and Ovi Appstores/or via a distributor to those markets on a selective product by product basis.

-	Sale of advertising space.

Other monetization methods we are considering for the future may include the following:

-	Sales of virtual goods/game play enhancers within browser games, virtual worlds and portals.

-	Sales via micro transactions to and between players on social networks.

-	Sales of subscriptions to our sites.

-	Sales of extra levels, unlockables, collectables, velvet rope areas, pay to play, pay to play on and similar.

Competitive Strengths

We believe we have a seasoned team encompassing internet, video games and mobile competences. We believe we have been strengthened by a Chairman and Board Members with extensive experience in roll-up financing, acquisition, growth and exit. They also have experience and a contact base that includes film, television and banking.

Our scalable, efficient operating structure allows us to expand our operations easily without significantly increasing our fixed costs, notwithstanding that very high traffic numbers and transactions require moderation/community overhead infrastructure in terms of service and user support.

Our income is characterized by high-volume, low-value ‘micro transactions’, collected from several virtual and real payment partners on the internet. Having built the initial infrastructure, we expect that we will require little incremental cost to add transactions to our network.

Research and Development

During the period from inception June 1, 2009 to March 31, 2010 we spent $360,135 on research and development.  This is primarily staff costs incurred for the development of internal platform infrastructure $149,780, including the Rapide platform, and for development of new game products for release $210,355.

Employees

We currently employ 10 people at our London location, plus one full-time contractor.

We plan to expand to approximately 25 people in London during 2010 and move to a larger serviced offices London location later in 2010.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities.  The statements contained in or incorporated herein that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, you may lose all or part of your investment.

Risks Related to Our Business

We depend on our key management personnel and the loss of their services could adversely affect our business.

We place substantial reliance upon the efforts and abilities of our executive officers. The loss of the services of any of our executive officers could have a material adverse effect on our business, operations, revenues or prospects. We do not currently have employment agreements with our officers. We do not maintain key man life insurance on the lives of these individuals.

We need to manage growth in operations to maximize our potential growth and achieve our expected revenues and our failure to manage growth will cause a disruption of our operations resulting in the failure to generate revenue.

In order to maximize potential growth in our current and potential markets, we believe that we must expand our marketing operations. This expansion will place a significant strain on our management and our operational, accounting, and information systems. We expect that we will need to continue to improve our financial controls, operating procedures, and management information systems. We will also need to effectively train, motivate, and manage our employees. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

We may incur significant costs to ensure compliance with U.S. corporate governance and accounting requirements.

We may incur significant costs associated with our public company reporting requirements, costs associated with applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

We may never issue dividends.

We have not declared any dividends from inception September 27, 2007 to March 31, 2010. Our board of directors does not intend to distribute dividends in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

Future acquisitions may have an adverse effect on our ability to manage our business.

If we are presented with appropriate opportunities, we may acquire complementary technologies or companies. Future acquisitions would expose us to potential risks, including risks associated with the assimilation of new technologies and personnel, unforeseen or hidden liabilities, the diversion of management attention and resources from our existing business and the inability to generate sufficient revenues to offset the costs and expenses of acquisitions. Any difficulties encountered in the acquisition and integration process may have an adverse effect on our ability to manage our business.

We will require financing to achieve our current business strategy and our inability to obtain such financing could prohibit us from executing our business plan.

We have incurred losses since inception and anticipate that we will continue to incur losses for the foreseeable future. We may need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our business strategy will be significant.  No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us. There can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable.

If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plans for expansion. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition.

Changes in government regulations and laws affecting the IT industry, including accounting principles and interpretations and the taxation of domestic and foreign operations, could adversely affect our results of operations.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and new SEC regulations, are creating uncertainty for companies such as ours. These new or changed laws, regulations and standards are subject to varying interpretations which, in many instances, is due to their lack of specificity. As a result, the application of these new standards and regulations in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We are committed to maintaining high standards of corporate governance and public disclosure. As a result, our efforts to comply with evolving laws, regulations and standards have resulted in, and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. In particular, our efforts to comply with Section 404 of the Sarbanes-Oxley Act of 2002 and the related regulations regarding our required assessment of our internal controls over financial reporting and our independent auditors’ audit of that assessment has required the commitment of significant internal, financial and managerial resources.

The Financial Accounting Standards Board, SEC or other accounting rulemaking authorities may issue new accounting rules or standards that are different than those that we presently apply to our financial results. Such new accounting rules or standards could require significant changes from the way we currently report our financial condition, results of operations or cash flows.

U.S. generally accepted accounting principles have been the subject of frequent interpretations. As a result of the enactment of the Sarbanes-Oxley Act of 2002 and the review of accounting policies by the SEC as well as by national and international accounting standards bodies, the frequency of future accounting policy changes may accelerate. Such future changes in financial accounting standards may have a significant effect on our reported results of operations, including results of transactions entered into before the effective date of the changes.

We are subject to income taxes in the United States and the United Kingdom. Our provision for income taxes and our tax liability in the future could be adversely affected by numerous factors including, but not limited to, changes in the valuation of deferred tax assets and liabilities, and changes in tax laws, regulations, accounting principles or interpretations thereof, which could adversely impact our financial condition, results of operations and cash flows in future periods.

Risks Related to Our Industry

Our ability to continue to develop and expand our product offerings to address emerging business demands and technological trends will impact our future growth. If we are not successful in meeting these business challenges, our results of operations and cash flows will be materially and adversely affected.

Our ability to implement solutions for our customers incorporating new developments and improvements in technology which translate into productivity improvements for our customers and to develop product offerings that meet our current and prospective customers’ needs are critical to our success. The markets we serve are highly competitive. Our competitors may develop solutions or services which make our offerings obsolete. Our ability to develop and implement up-to-date solutions utilizing new technologies which meet evolving customer needs in backup and disaster recovery solutions will impact our future revenue growth and earnings.

The primary market for our products is a highly competitive market. If we are unable to compete in this highly competitive market, our results of operations will be materially and adversely affected.

Our competitors include large, technically competent and well capitalized companies. As a result, the markets which we serve are highly competitive. This competition may place downward pressure on operating margins in our industry. As a result, we may not be able to establish or maintain operating margins for our product offerings in the future.

Any reductions in margins will require that we effectively manage our cost structure. If we fail to effectively manage our cost structure during periods with declining margins, our results of operations will be adversely affected.

Risks Relating to our Shares

There is no active public market for our shares and we cannot assure you that an active trading market or a specific share price will be established or maintained.

There is no public trading market for our shares. If an active trading market for our shares does not develop and continue, your investment may lack liquidity and the value of our shares may decline.

We will incur increased costs as a result of being an operating public company.

As an operating public company, we will incur increased legal, accounting and other costs that we would not incur as a private company. The corporate governance practices of public companies are heavily regulated. For example, public companies are subject to the Sarbanes-Oxley Act of 2002, related rules and regulations of the SEC, as well as the rules and regulations of any exchange or quotation service on which a company’s shares may be listed or quoted. We expect that compliance with these requirements will increase our expenses and make some activities more time-consuming than they have been in the past when we were a private company. Such additional costs going forward could negatively impact our financial results.

Management’s Discussion and Analysis or Plan of Operation

E5 did not conduct any operations during periods up through the date of the acquisition of control of Zattikka and ZHL. However, we have included elsewhere in this report the unaudited pro-forma historical consolidated financial information of E5, ZHL and Zattikka for the periods from inception on June 1, 2009 to December 31, 2009 and for the quarter ended March 31, 2010.  We have also included the balance sheet of ZHL.

The following discussion and analysis of financial condition and results of operations relates to the operations and financial condition reported in the financial statements of Zattikka for the periods from inception on June 1, 2009 to December 31, 2009 and for the quarter ended March 31, 2010 and should be read in conjunction with such financial statements and related notes included in this report.

Management’s discussion and analysis contains various forward-looking statements. These statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as “may,” “expect,” “anticipate,” “estimate” or “continue” or use of negative or other variations or comparable terminology.

We caution that these statements are further qualified by important factors that could cause actual results to differ materially from those contained in the forward-looking statements that these forward-looking statements are necessarily speculative, and there are certain risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements.  See “Risk Factors” elsewhere in this Form 8-K.

OUR BUSINESS

On June 30, 2010, E5 entered into a Share Exchange Agreement with ZHL and its shareholders for the purchase of 100% of the shares of ZHL in exchange for the issuance of 7,480,000 shares of E5 Common Stock. The closing of the transaction took place on June 30, 2010 and, pursuant to the terms of the Share Exchange Agreement ZHL became a wholly-owned subsidiary of E5.  Prior to that, on June 24, 2010, ZHL had acquired 100% of the shares of Zattikka in a share exchange agreement as detailed in 1.01.  Zattikka acquired the gimme5games.com assets which consisted of catalogue of games on September 18, 2009 and has built platforms to distribute these games since the acquisition.

The Company has recently started to compete in the online games business encompassing browser, social media, mobile, internet-enabled TV and distributed devices.  We believe our competitive thrust comes from creating a team of highly successful individuals from the world of video games, internet (commercial, financial and engineering) and mobile coupled with a seasoned knowledge of the licensing world and having access to highly placed individuals, within movie studios, TV, music and celebrity media.

RESULTS OF OPERATIONS

Zattikka Limited is based in London, operating from serviced office suites at 85 Tottenham Court Road, currently under license agreements to September 2010.

Results of operations for the three-month period ended March 31, 2010 compared to the period from inception June 1, 2009 to December 31, 2009

The following tables set forth key components of our results of operations for the periods indicated, in dollars, and key components of our revenue for the period indicated, in dollars. The discussion following the table is based on these results.

ZATTIKKA LIMITED
(A Development Stage Company)

Statements of Operations

	Quarter ended March 31, 2010	June 1, 2009 (Inception) to December 31, 2009	Period from June 1, 2009 (Inception) to March 31, 2010
	US $	US $	US $

Revenue	10,406	2,989	13,395

Cost of Goods Sold	75,877	68,404	144,281
Research and Development	150,820	209,315	360,135
Sales and Marketing	36,222	62,560	98,782
General and Administrative	289,505	531,391	820,896

Loss from Operations	(542,018)	(868,681)	(1,410,699)

Interest Income	-	228	228

Net Loss Before Income Taxes	(542,018)	(868,453)	(1,410,471)

Income Tax	-	-	-

Net Loss	(542,018)	(868,453)	(1,410,471)
Net loss per Share A Ordinary Shares (Basic and Diluted) B Ordinary Shares (Basic and Diluted) C Ordinary Shares (Basic and Diluted)	($12.32) ($12.32) ($12.32)	($28.07) ($28.07) ($28.07)	($40.52) ($40.52) ($40.52)

Revenue:

Revenue increased by $7,417 or 248.1%, to $10,406 for the three-month period ended March 31, 2010 from $2,989 for the period from inception on June 1, 2009 to December 31, 2009. This is mainly due to a low level of activity in the first period and the portfolio of material available for release was increasing over the above periods.

Cost of Goods Sold

This has increased to $75,877 three-month period ended 31 March 2010 from $68,404 in the period from inception June 1, 2009 to December 31, 2009.  The increase is primarily due to the increase in sales volumes however there is a level of fixed cost that remains relatively unchanged by volume.

Other Operating Expenses:

Other operating expenses decreased by $326,720, or 41%, to $476,547for the three-month period ended March 31, 2010 from $803,266 for the period from inception June 1, 2009 to December 31, 2009.  The monthly run rate for the three-month period March 31, 2010 was $158,849, increasing from $114,752 per month during the first seven months.  This was due to the ramp-up of business operations following inception, including hiring of the team, and increasing spend on licensing and development which commenced in September 2009, following the acquisition of the assets of gimme5games .

Loss from Operations:

Loss from operations reduced by $326,663, to a loss of $542,018 for the three-month period ended March 31, 2010 from $868,681 for the inception June 1, 2009 to December 31, 2009 mainly due to the factors mentioned above and the shorter period of 90 days rather than 214 days.

Interest Income:

Interest income for the three-month period ended March 31, 2010 amounted to nil and for the period from inception June 1, 2009 to December 31, 2009 was $228. The decrease in interest income for the period was a result of the depletion of the initial capital injection.

Net Loss:

Net Loss was $542,018 for the three-month period ended March 31, 2010, compared to a net loss of $868,453 for the period from inception June 1, 2009 to December 31, 2009.   This was due to the ramp-up of business operations following inception.

Unaudited pro forma loss per share:

Unaudited pro forma loss per share is after E5 shares issuances subsequent to March 31, 2010 and the ZHL,
Zattikkashare exchange and the ZHL and E5 share exchange described in item 1.01 above.

LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2010, we had net current liabilities of $591,246 compared to $130,859 at December 31, 2009. Our balance of cash and cash equivalents at March 31, 2010 was $17,561 compared to $226,736 at December 31, 2009.

Operational cash flow

We had operating cash outflows in the quarter ended March 31, 2010 of $204,079, and $953,046 in the period from inception June 1, 2009 to March 31, 2010.  Our primary uses of cash have been for developing our software, marketing expenses, employee compensation, product development and working capital. All cash we receive has been expended in the furtherance of growing assets purchased from gimme5games.com into a business and establishing our software.  In the period from inception June 1, 2009 to March 31, 2010 we have received cash inflows of $13,395 as a result of revenues from test products but as we complete the development of new products and release these to the market, we expect our revenues and liquidity to increase.

Investing cash flows

We had investing cash flows in the quarter ended March 31, 2010 of nil, and $174,639 in the period from inception June 1, 2009 to March 31, 2010.  These cash outflows related to the acquisition of the gimme5games.com assets consisting of a catalogue of games and IP of $159,280, and some property and equipment of $15,357.

Financing cash flows

During the quarter ended March 31, 2010, there were no financing cash flows.  During the period from inception June 1, 2009 to March 31, 2010, we received net cash from funding activities of $1,178,732 from the issuance of shares to various investors.

Subsequent to March 31, 2010 E5 issued an additional 4,528,000 shares of common stock of $0.001 par value for $1.00 which generated additional funding of $4,528,000. This will allow the Company to continue to develop its portfolio of games and further establish its revenue streams.  It is the intention that this funding will be used to provide working capital for short-term and long-term cash flow in the period until the business is cash-generative.

We currently have future commitments on external game development of up to $200,000 during the current year which may be funded from existing resources taking into account the additional funding mentioned above.

Impact of Inflation

The business will have to absorb any inflationary increases on development costs in the short-term, with the expectation that it will be able to pass inflationary increases on costs on to our customers through price increases on the release of these new/enhanced products into the market and hence the management do not expect inflation to be a significant factor in our business.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements between us and any other entity that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Critical Accounting Policies

The discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Management believes that the application of these policies on a consistent basis enables us to provide useful and reliable financial information about our operating results and financial condition.  Some of the critical accounting estimates are detailed below.

Intangible Assets and Impairment

On September 18, 2009, we acquired the intangible assets of gimme5games.com (“g5g”). The intangible assets were recorded at the fair value of the cash consideration paid and contingent consideration expected to be paid.  The finite-lived intangible assets are recorded at fair value of consideration paid less accumulated amortization.  Amortization of acquired domain names, game catalogues and the tools and technology acquired are computed using the straight-line method over two years.

We periodically evaluates whether events and circumstances have occurred that indicate the carrying value of assets may not be recoverable. When factors indicate that assets should be evaluated for impairment, we uses an estimate of the related operation’s undiscounted cash flows over the remaining life of the assets as compared to the carrying value of the assets to determine whether an impairment exists. Management did not record any impairment charges in the quarter ended March 31, 2010, or in the period from inception June 1, 2009 to March 31, 2010.

Our impairment loss calculations contain uncertainties because they require management to make assumptions and to apply judgment to estimate future cash flows and asset fair values and selecting our appropriate  discount rate that reflects the risk inherent in future cash flows.

We do not believe there is a reasonable likelihood that there will be a material change in the future estimates or assumptions we use to test for impairment losses on intangible assets. However, if actual results are not consistent with our estimates or assumptions, we may be exposed to an impairment charge that could be material.

Revenue Recognition

Revenue is recognized when a) persuasive evidence of an arrangement exists b) delivery has occurred c) fee is fixed or determinable and d) collectability is probable.

The Company recognizes revenue for advertising revenue after the advertising display has been completed. The Company recognizes revenue for software application sales when the title transfers and risk of loss has passed to the customer, which is upon download of product by the customer. However, the Company does not recognize revenue until any right of return has expired or it can reasonably estimate the likely level of returns.

Judgments may be necessary to decide the value and timing of recognition of the revenue according to the criteria above.  Changes in judgments on these assumptions and estimates could impact the timing or amount of revenue recognition.

Research and Development Expense

Research and development costs have been expensed as incurred. This expense comprises direct salary and subcontracted costs of developing new games and software.

Judgments will be necessary to decide whether research and development should be capitalized rather than expensed in the period incurred, and over what period it should be amortized.  This would affect the value of intangible fixed assets and the amortization charge across different accounting periods.  As a result of these assumptions and estimates the amount of research and development expense and amortization could be impacted across different periods.

Recent Accounting Pronouncements

We adopted ASC 105-10, Generally Accepted Accounting Principles – Overall. ASC 105-10 establishes the Financial Accounting Standards Board “FASB” Accounting Standards Codification (the “Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. All guidance contained in the Codification carries an equal level of authority. The Codification superseded all existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the Codification is non-authoritative. The FASB will not issue new standards in the form of Statements, FASB Staff Positions or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates (“ASUs”). The FASB will not consider ASUs as authoritative in their own right. ASUs will serve only to update the Codification, provide background information about the guidance and provide the bases for conclusions on the change(s) in the Codification. References made to FASB guidance throughout this document have been updated for the Codification.

In May 2009, we adopted, ASC 855, Subsequent Events. ASC 855 stipulates the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements and the disclosures that an entity should make about events or transactions that occurred after the balance sheet date including a requirement to disclose the date through which they have evaluated subsequent events and whether the date corresponds with the release of their financial statements. ASC 855 was effective for interim and annual periods ending after June 15, 2009 and has been adopted.

In October 2009, the FASB issued new revenue recognition standards for arrangements with multiple deliverables, where certain of those deliverables are non-software related. The new standards permit entities to initially use management’s best estimate of selling price to value individual deliverables when those deliverables do not have vendor-specific objective evidence (VSOE) of fair value or when third-party evidence is not available. Additionally, these new standards modify the manner in which the transaction consideration is allocated across the separately identified deliverables by no longer permitting the residual method of allocating arrangement consideration. These new standards are effective for annual periods ending after June 15, 2010; however, early adoption is permitted. The Company is currently evaluating the impact and potential timing of the adoption of these new standards on its financial position, results of operations and cash flows.

Security Ownership of Certain Beneficial Owners and Management And Principal Stockholders

The following table sets forth the number of shares of common stock of the Company, beneficially owned by (i) each person who, as of the date hereof, was known by us to own beneficially more than five percent (5%) of our issued and outstanding common stock; (ii) each of the named Executive Officers; (iii) the individual Directors; and (iv) the Officers and Directors as a group.

Name and Address	Amount and Nature of Beneficial Ownership (1)	Percentage of Common Stock (2)

Mark Opzoomer c/o 21 Arlington Street London, United Kingdom SW1A 1RN	1,360,000	10.26%

Tim Chaney c/o 21 Arlington Street London, United Kingdom SW1A 1RN	1,700,000	12.82%
Rob Gorle c/o 21 Arlington Street London, United Kingdom SW1A 1RN	204,000	1.54%

Harald Ludwig c/o Macluan Capital Corporation Suite 940 1040 West Georgia Street Vancouver, B.C., V6E-4H1	-	-
Ian Milbourn c/o Notion Capital Suite 101, Eagle Tower Montpellier Drive, Cheltenham Gloucestershire, GL50 1TA United Kingdom	-	-

All Officers and Directors as a group (5 persons)	3,624,000	24.62%
____________________________

(1)	Common Stock of $0.001 par value.
(2)	Based on 13,255,500 common shares issued and outstanding as of closing on June 30, 2010, including shares issued pursuant to the Closing Date.

Directors and Executive Officers Following the Change in Control Transaction

Executive Officers and Directors

The following discussion sets forth information regarding the executive officers and directors of the Company at June 30, 2010. All of the directors will serve until the next annual meeting of shareholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. To date we have not had an annual meeting.  There are no family relationships among our directors and executive officers. Provided below is a brief description of our director’s business experience during the past five years and an indication of directorships he has held in other companies subject to the reporting requirements under the Federal securities laws.

Name	Age	Position
Mark Opzoomer	52	Company’s President, Chief Executive Officer and Director
Rob Gorle	37	Chief Financial officer and Secretary and Director

Harald Ludwig	55	Chairman

Tim Chaney	54	Director

Ian Milbourn	34	Director
Currently there are no employment contracts between the Company and its officers and directors.

Mr. Mark Opzoomer Age 52, President, Chief Executive Officer and Director, Mr. Opzoomer was previously CEO of Yahoo! Europe, Rambler Media Limited, a UK listed Russian internet media property, Deputy Managing Director of Hodder Headline plc, a UK listed book publisher, Commercial Director of Sega Europe and Virgin Communications including Virgin Games. He is a non-executive director of UK-listed E1Entertainment Limited, Blinkx plc, and privately held Newbay Software Limited.  He has an MBA from IMD, Switzerland, and qualified as a Chartered Accountant with PwC in London.

Mr Rob Gorle Age 37, Chief Financial Officer, Secretary and Director, Mr. Gorle previously spent seven years at Yahoo! in the UK and US, working in corporate operations finance and the audience business groups.  Prior to that he spent three years at the venture capital backed software company Mediasurface plc.  He qualified as a Chartered Accountant with PwC in London.

Mr. Harald Ludwig Age 55, Chairman of the Board of Directors, Mr. Ludwig is co-Chair of Lionsgate Entertainment (NYSE, LGF) and he serves as Chairman of the Board and Chairman of the Strategic Committee.  He is President of Macluan Capital Corporation, a private equity investment firm, is a founding partner and Chairman of Bond Capital Partners in the UK and a founding partner of Balmoral Advisors in Los Angeles.  In addition, he serves on the Board of West Fraser Timber, as a Governor of the British Columbia Children’s Hospital Foundation, and is on the Advisory Board of Tennenbaum & Company.

Tim Chaney, Age 54 Director, CEO co-founder of Zattikka, the newly formed online and social gaming developer and publisher.  Mr. Chaney has built successive video games companies into the largest of their era: U.S.Gold from start-up in 4 years between 1985 and 1989 and Virgin Interactive Entertainment "VIE" between 1991 and 1996. VIE was sold to Blockbuster Corp.  He later co-engineered a management buyout “MBO” of VIE from Viacom Corp.  He has enjoyed over 30 #1 UK chart hits during his career and in 1998, was cited as one of the 15 most influential video game executives in Europe by MCV, the leading trade publication.

Ian Milbourn, Age 34, Director, Mr Milbourn is a founding partner at Notion Capital and is its Chief Financial Officer. He has a wealth of experience in corporate finance having led a number of key transactions during his career to date. Ian holds an honors degree in Business Management from University of Leeds and is a qualified accountant, who started his career at Ernst & Young working for their entrepreneurial services division, before moving to their M&A teams specializing in mid-market transactions. Ian joined MessageLabs in 2003 where he led transactions for both MessageLabs and Star Technology Services covering financing and M&A, in both the UK and US markets.

Family Relationships

There are no family relationships between any of our directors or executive officers and any other directors or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers have been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanours, or has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Code of Ethics

We have adopted a Code of Ethics applicable to our officers, employees and directors, including our Chief Executive Officer and senior executives. This Code of Ethics of the Company is incorporated by reference to our Form 10-K for the year ended September 30, 2009 Exhibit 14 filed with the SEC on October 29, 2009.

Conflicts of Interest

Certain potential conflicts of interest are inherent in the relationships between our officers and directors, and us.

From time to time, one or more of our affiliates may form or hold an ownership interest in and/or manage other businesses both related and unrelated to the type of business that we own and operate.  These persons expect to continue to form, hold an ownership interest in and/or manage additional other businesses which may compete with ours with respect to operations, including financing and marketing, management time and services and potential customers.  These activities may give rise to conflicts between or among the interests of us and other businesses with which our affiliates are associated.  Our affiliates are in no way prohibited from undertaking such activities, and neither we nor our shareholders will have any right to require participation in such other activities.

Further, because we intend to transact business with some of our officers, directors and affiliates, as well as with firms in which some of our officers, directors or affiliates have a material interest, potential conflicts may arise between the respective interests of us and these related persons or entities.  We believe that such transactions will be effected on terms at least as favorable to us as those available from unrelated third parties.

With respect to transactions involving real or apparent conflicts of interest, we have adopted policies and procedures which require that: (i) the fact of the relationship or interest giving rise to the potential conflict be disclosed or known to the directors who authorize or approve the transaction prior to such authorization or approval, (ii) the transaction be approved by a majority of our disinterested outside directors, and (iii) the transaction be fair and reasonable to us at the time it is authorized or approved by our directors.

Compensation of Executive Officers and Directors

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the period inception to date June 1, 2009 through period ended December 31, 2009 in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

SUMMARY COMPENSATION TABLE (ZATTIKKA LIMITED)

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Tim Chaney, CEO	2009	$122,792	-	-	-	-	-	-	$122,792
Mark Opzoomer, President	2009	$98,234	-	-	-	-	-	-	$98,234
Rob Gorle, Chief Financial Officer	2009	$25,713	-	-	-	-	-	-	$25,713

Outstanding Equity Awards at Fiscal Year-End

We did not grant any options or awards to any of our named executive officers since inception June 1, 2009 through March 30, 2010 nor did any of our executive officers exercise any such options or awards during such period.

Retirement/Resignation Plans

We do not have any plans or arrangements in place regarding the payment to any of our executive officers following such person’s retirement or resignation.

Director Compensation

Our directors have not received a fee for attending board of directors meetings or meetings of the committees of the board of directors. All directors will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending board of director and committee meetings.

Option Grants

We do not maintain any equity incentive or stock option plan.  Accordingly, we did not grant options to purchase any equity interests to any employees or officers, and no stock options are issued or outstanding to any officers.

Certain Relationships and Related Transactions

None.

Description of Securities

As of June 30, 2010, our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share.  As of June 30, 2010 and immediately after Closing, an aggregate of 13,255,500 shares of Common Stock were outstanding, including shares issued pursuant to the Closing.

Common Stock

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of Common Stock are entitled to receive dividends out of assets legally available at times and in amounts as our board of directors may determine.  Each stockholder is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of the stockholders.  Cumulative voting is not provided for in our articles of incorporation or any amendments thereto, which means that the majority of the shares voted can elect all of the directors then standing for election.  The Common Stock is not entitled to preemptive rights and is not subject to conversion or redemption.  Upon the occurrence of a liquidation, dissolution or winding-up, the holders of shares of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and satisfaction of preferential rights of any outstanding preferred stock.  There are no sinking fund provisions applicable to the Common Stock.  The outstanding shares of Common Stock are, and the shares of Common Stock to be issued upon conversion of the Warrants will be, fully paid and non-assessable.

Preferred Stock

Our board of directors has the authority, within the limitations and restrictions in our amended articles of incorporation, to issue 50,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of any series, without further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in our control without further action by the stockholders. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of Common Stock, including voting rights, of the holders of Common Stock. In some circumstances, this issuance could have the effect of decreasing the market price of the Common Stock. We currently have no plans to issue any shares of preferred stock.

Market Price and Dividends on Registrant’s Common Equity and Related Stockholder Matters

There is no trading market for our Common Stock at present and there has been no trading market to date. There is no assurance that a trading market will ever develop or, if such a market does develop, that it will continue.

Holders

As of June 30, 2010, 13,255,500 shares of Common Stock are issued and outstanding.  There are approximately 28 shareholders of our Common Stock.

Transfer Agent and Registrar

Corporate Stock Transfer (‘CST’) is currently the transfer agent and registrar for our Common Stock.  Its address is 3200 Cherry Creek Drive South, Suite 430, Denver CO 80209.  Its phone number is +1 303 282-4800.

Dividend Policy

We have never declared or paid dividends on our common stock.  We intend to retain earnings, if any, to support the development of our business and therefore do not anticipate paying cash dividends for the foreseeable future.  Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including current financial condition, operating results and current and anticipated cash needs.

Securities Authorized for Issuance under Equity Compensation Plans

We did not have any equity compensation plans as of June 30, 2010.  Our Board of Directors may adopt an equity compensation plan in the future.

Legal Proceedings

We are currently not involved in any litigation that we believe could have a materially adverse effect on our financial condition or results of operations and cash flows. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our company or any of our subsidiaries, threatened against or affecting our company, our common stock, any of our subsidiaries or of our company’s or our company’s subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to Item 3.02 of this Current Report on Form 8-K for a description of recent sales of unregistered securities, which is hereby incorporated by reference.

Indemnification of Directors, Officers and Consultants

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

Our certificate of incorporation provides that we shall indemnify our directors to the full extent permitted by the provisions of Section 102(b)(7) and Section 145 of the Delaware General Corporation Law (the “DGCL”) as the same may be amended and supplemented. Section 102(b)(7) of the DGCL, relating to indemnification is hereby incorporated herein by reference. Notwithstanding the above, our certificate of incorporation provides that a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to us; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

At present, there is no pending litigation or proceeding involving any of our director, officer or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS

Please see Item 4.01 of this Current Report on Form 8-K for a description of changes and disagreements with accountants, which is hereby incorporated by reference.

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the Share Exchange, on June 30, 2010, we issued 7,480,000 shares of common stock to individuals and entities as designated by the ZHL Shareholders in exchange for 100% of the outstanding shares of ZHL.  Such securities were not registered under the Securities Act.  These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Previous Independent Registered Public Accounting Firm.

i	On June 30, 2010, we dismissed Gately & Associates, LLC (“Gately”) as E5 independent registered public accounting firm. The Board of Directors of the Company approved such dismissal on June 30, 2010.

ii	The Company’s Board of Directors participated in and approved the decision to change our independent registered public accounting firm.

iii
Gately’s reports on the financial statements of E5 for the year ended September 30, 2009 and 2008 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

iv
In connection with the audit and review of the financial statements of E5 for the year ended September 30, 2008 and September 30, 2009 and through June 30, 2010, there were no disagreements on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with Gately’s opinion to the subject matter of the disagreement.

v
In connection with the audited financial statements of E5 for the year ended September 30, 2009 and 2008 and through June 30,, 2010, there have been no reportable events with the Company as set forth in Item 304(a)(1)(v) of Regulation S-K.

vi
E5 provided Gately with a copy of this Current Report on Form 8-K and requested that Gately furnish it with a letter addressed to the SEC stating whether or not they agree with the above statements. The Company has received the requested letter from Gately, and a copy of such letter is filed as Exhibit 16.1 to this Current Report Form 8-K.

(b) Engagement of New Independent Registered Public Accounting Firm.

i
On June 30, 2010, the Board appointed Deloitte LLP (“Deloitte”) as the Company’s new independent registered public accounting firm. The decision to engage Deloitte was approved by the Company’s Board of Directors on June 30, 2010.

ii
Prior to June 30, 2010, E5 did not consult with Deloitte regarding (1) the application of accounting principles to a specified transaction, (2) the type of audit opinion that might be rendered on E5’s financial statements, (3) written or oral advice was provided that would be an important factor considered by E5 in reaching a decision as to an accounting, auditing or financial reporting issues, or (4) any matter that was the subject of a disagreement between E5 and its predecessor auditor as described in Item 304(a)(1)(iv) or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Item 5.02Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c)   Appointment of Directors and Officers

Effective June 30, 2010, the following persons were appointed as additional directors:

NAME	AGE	POSITION
Tim Chaney	54	Director
Ian Milbourn	34	Director
Rob Gorle	37	Chief Financial Officer, Secretary and Director

The business background descriptions of the newly appointed directors are as follows:

Tim Chaney, Age 54 Director, CEO co-founder of Zattikka, the online and social gaming developer and publisher.  Mr. Chaney has built successive video games companies into the largest of their era: U.S.Gold from start-up in 4 years between 1985 and 1989 and Virgin Interactive Entertainment "VIE" between 1991 and 1996. VIE was sold to Blockbuster Corp.  He later co-engineered an MBO of VIE from Viacom Corp.  He has enjoyed over 30 #1 UK chart hits during his career and in 1998, was cited as one of the 15 most influential video game executives in Europe by MCV, the leading trade publication.

Ian Milbourn, Age 34, Director, Mr Milbourn is a founding partner at Notion Capital and is its Chief Financial Officer. He has a wealth of experience in corporate finance having led a number of key transactions during his career to date. Ian holds an honours degree in Business Management from University of Leeds and is a qualified accountant, who started his career at Ernst & Young working for their entrepreneurial services division, before moving to their M&A teams specialising in mid-market transactions. Ian joined MessageLabs in 2003 where he led transactions for both MessageLabs and Star covering financing and M&A, in both the UK and US markets.

Mr Rob Gorle Age 37, Chief Financial Officer, Secretary and Director, Mr. Gorle previously spent seven years at Yahoo! in the UK and US, working in corporate operations finance and the audience business groups.  Prior to that he spent three years at the venture capital backed software company Mediasurface plc.  He qualified as a Chartered Accountant with PwC in London.

d) Employment Agreements of the Executive Officers

We do not currently have any employment agreements with any of our employees, officers or directors.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 30, 2010, the Company’s Board of Directors authorized the change in the fiscal year end of the Company from September 30 to December 31.

Item 5.06 Change in Shell Company Status

As explained more fully in item 2.01 above, we were a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately before the Closing of the Share Exchange Agreement. As a result of the Share Exchange Agreement, Zattikka became our main operating business. Consequently, we believe that this has caused us to cease to be a shell company. For information about the Share Exchange Agreement, please see information set forth above under Item 2.01 of this Current Report on Form 8-K which information is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a)   Financial statements of main operating business

Zattikka Limited financial statements as of and for the periods from inception June 1, 2009 to December 31, 2009, unaudited quarter ended March 31, 2010, and unaudited inception to date June 1, 2009 to March 31, 2010, being filed as Exhibit 99.2 to this current report on Form 8-K.

Zattikka Holdings Limited financial statements as at April 30, 2010 being filed as Exhibit 99.3 to this current report on Form 8-K.

(b)           Pro Forma financial information

The unaudited proforma condensed financial information of Expedite 5, Zattikka Holdings Ltd and Zattikka Limited related to the acquisition of Zattikka Limited and giving effect to E5 issuance of 4,528,000 common shares of $0.001 par value for $1.00 prior to the share exchange agreement. Filed as Exhibit 99.1 to this current report on Form 8-K.

(c)   Shell company transactions

Not applicable.

(d)   Exhibits

10.1	Share Exchange Agreement by and among Expedite 5, Inc., Zattikka Holdings Ltd and the shareholders of Zattikka Holdings Ltd.

16.1	Letter from Gately & Associates, LLC dated June 30, 2010.
20.1	Agreement for the acquisition of gimme5games.com by Zattikka Limited.
99.1 99.2 99.3
Unaudited pro-forma condensed financial information.

Zattikka Limited financial statements as of and for the periods from inception June 1, 2009 to December 31, 2009, unaudited quarter ended March 31, 2010, and unaudited inception to date June 1, 2009 to March 31, 2010.

Zattikka Holdings Limited financial statements as at April 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Expedite 5, Inc.

Date: July 6, 2010	By:	/s/Mark Opzoomer
Mark Opzoomer President, Chief Executive Officer and Director
	By:	/s/Rob Gorle
Rob Gorle Chief Financial Officer, Secretary and Director